Exhibit 99.1

                   Equinix Reports Third Quarter 2005 Results


    FOSTER CITY, Calif.--(BUSINESS WIRE)--Oct. 25, 2005--Equinix, Inc. (Nasdaq:EQIX):

    -- Increased revenues by 37% over the same quarter 2004 and 11% over the previous quarter

    -- Reported EBITDA, a non-GAAP financial measure, of $17.9 million with all operational IBX centers contributing positive EBITDA, including the recently opened centers in the Silicon Valley and Washington, D.C. areas

    -- Continues expansion efforts with acquisitions of properties in Los Angeles and Washington, D.C. areas

    --  Added 74 new customers in the quarter

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly results for the period ended September 30, 2005.
    Revenues were $58.1 million for the third quarter, a 37% increase over the same quarter last year and an 11% increase over the previous quarter. Recurring revenues, consisting of colocation, interconnection and managed services, were $54.3 million, a 36% increase over the same quarter last year and a 10% increase over the previous quarter. Non-recurring revenues were $3.8 million in the quarter, consisting of $2.9 million in professional services and installation fees and customer settlements of $859,000.
    Note: Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss), non-GAAP net income (loss), and free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure are attached to this release and commence at the bottom of our condensed consolidated statements of operations -- GAAP presentation.
    Cost of revenues were $41.0 million for the third quarter, a 19% increase over the same quarter last year and a 6% increase over the previous quarter. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $15.9 million, were $25.1 million for the third quarter, a 22% increase over the same quarter last year and an 8% increase over the previous quarter. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 57%, up from 51% the same quarter last year and 56% the previous quarter.
    Selling, general and administrative expenses were $16.9 million for the third quarter, a 33% increase over the same quarter last year and a 5% increase over the previous quarter. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $1.8 million, were $15.1 million for the third quarter, a 29% increase over same quarter last year and a 15% increase over the previous quarter.
    Net loss for the third quarter, including stock-based compensation expense of $1.4 million, was $783,000. This represents a basic and diluted net loss per share of $0.03 based on a weighted average share count of 24.1 million. Excluding stock-based compensation, the Company, for the first time, was net income positive for the quarter, with a non-GAAP net income of $575,000, a $7.0 million improvement over the same quarter last year and $1.5 million improvement over the previous quarter. The Company's cash net income, defined as net income
(loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and non-cash interest expense for the quarter was $17.2 million, a 12% improvement over the previous quarter.
    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the third quarter was $17.9 million, up 12% over the previous quarter and up from $10.1 million the same quarter 2004.
    Capital expenditures in the quarter were $7.1 million, of which $5.0 million was attributed to ongoing capital expenditures and $2.1 million was attributed to expansion capital expenditures. In addition, the Company used $34.7 million of its cash to acquire its new Los Angeles IBX center in September 2005.
    The Company generated cash from operating activities of $15.5 million as compared to $18.1 million in the previous quarter. Cash used in investing activities was $42.1 million as compared to $6.7 million in the previous quarter, primarily attributed to the $34.7 million acquisition of the new Los Angeles area IBX center. Free cash flow was negative $26.6 million, including the investment in the new Los Angeles area IBX center. Free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments). Excluding the investment in the new Los Angeles area IBX center, free cash flow was $8.1 million.
    As of September 30, 2005, the Company's cash, cash equivalents and investments were $108.3 million, as compared to $132.0 million in the previous quarter.
    "Our market position, customer momentum, and brand have never been stronger," said Peter Van Camp, CEO of Equinix. "With the continued solid demand for our services and recent data center acquisitions to support the demand, we believe we are well-positioned for 2006."

    Other Company Developments & Metrics

    -- In September 2005, Equinix purchased a 107,000 square foot stand-alone data center located in El Segundo, in the Los Angeles area, for $34.7 million, including closing costs. The Company has now entered into a purchase and sale agreement dated October 24, 2005, to sell this data center for $38.7 million and to lease it back from the purchaser pursuant to a long-term lease. Equinix will realize approximately $15.0 million in cash savings over the initial term of the lease as opposed to having entered into a direct lease with the previous owner. These savings include a cash benefit on the sale of the center approximating $3.5 million, net of costs. The sale-leaseback transaction is subject to certain closing contingencies. Although there can be no assurance that these contingencies will be met, it is expected that these conditions will be removed on or before November 1, 2005 and the transaction will close before the end of the year.

    -- Equinix announced today that it has negotiated a non-binding letter of intent to finance the recently-acquired Washington, D.C. area center campus with a $60.0 million, 8% mortgage to be amortized over 20 years. The Company also announced today that it has entered into a non-binding letter of intent for the early termination of its 39 acre San Jose ground lease whereby Equinix will pay $40.0 million over the next four years, or an incremental amount of approximately $4.0 million per year over the current lease obligations, completely eliminating the $6.0 to $7.0 million annual lease payments in years 2010 through 2020. The early termination payments commence January 1, 2006. As a result of this transaction, Equinix expects to incur a restructuring charge in the range of $35.0 to $40.0 million in the fourth quarter of 2005. These transactions are subject to the completion of definitive agreements, and although there is no assurance that the definitive agreements will be completed, the Company currently expects the transaction to close before the end of the year.

    -- In October, Equinix filed a shelf registration statement with the Securities and Exchange Commission in order to register approximately 10.2 million shares of the Company's common stock on behalf of STT Communications Ltd. At the time any securities are offered for sale, one or more prospectus supplements will be provided containing specific information about the terms of any such offering.

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $54.8 million; cost of revenues were $37.3 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $23.3 million and cash gross margins for the quarter were 57%. EBITDA on a same IBX basis was $16.9 million. Included in the same IBX results were certain selling, general and administrative expenses such as the costs related to our recent S-3 registration statement filing and related costs and severance charges.

    -- Equinix added 74 new customers in the quarter including BT Japan Corporation, Citic Capital Markets Holdings Limited, L'Oreal USA, NJ State Library, NTT Singapore Pte Ltd, Petfinder.com, Raindance Communications, Time Warner Entertainment and Vonage Australia Pty Ltd. Over 50 percent of Equinix's new bookings in the quarter came from existing customers including The Gap, Salesforce.com, Sony Corporation of America, XM Satellite Radio and Yahoo!.

    -- Based on a total cabinet capacity of approximately 26,200, the number of cabinets billing at the end of the quarter was approximately 13,700, or 52%, up from approximately 12,400 the previous quarter. On a weighted average basis, the number of cabinets billing was approximately 13,300, which represents 51%.

    -- U.S. interconnection service revenues were 21% of U.S. recurring revenues for the quarter. Interconnection services represent greater than 19% of total worldwide recurring revenues. Equinix signed additional customers on its new 10 Gigabit Ethernet service including Cox Communications, Free and nLayer Communications.

    Business Outlook

    For the full year of 2005, revenues are expected to be in the range of $219.3 to $220.3 million, an increase from previously provided guidance of $216.0 to $219.0 million. Total year cash gross margins will range between 56% and 57%. Cash selling, general and administrative expenses are expected to be approximately $55.0 million, an increase from our previously provided guidance of $53.0 million. EBITDA for the year is expected to be between $69.0 and $70.0 million, an increase from its previous guidance of $66.0 to $68.0 million. Net loss is expected to range between $48.0 and $50.0 million including the restructuring charge attributable to the pending San Jose ground lease transaction, approximately $8.5 million of stock-based compensation expense primarily attributed to the restricted stock grants and $9.0 million of interest expense. The weighted average shares outstanding will be approximately 23.5 million. Capital expenditures for 2005, excluding purchases and sales of real estate assets, are expected to be approximately $46.0 to $48.0 million, comprised of $21.0 to $22.0 million of ongoing capital expenditures and $25.0 to $26.0 million of expansion capital expenditures. Free cash flow loss, defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments), is expected to be $18.0 to 19.0 million for the year, which includes the recent purchase of the Washington, D.C. area Ashburn campus. Excluding the purchases and sales of real estate, comprised of the Company's recent Los Angeles and Washington, D.C. area property acquisitions, free cash flow is expected to be greater than $32.0 million, an increase from our previous guidance of greater than $30.0 million.
    For 2006, total revenues are expected to be in the range of $275.0 to $285.0 million. Cash gross margins are expected to be in the range of 57% to 59%, including the full year impact of approximately $5.7 million of additional cost of revenues from three new IBX centers expected to open in the first half of 2006. Cash selling, general and administrative expenses are expected to be in the range of $60.0 to $64.0 million, including approximately $3.6 million of investments in expansion efforts. EBITDA for the year is expected to be between $95.0 and $105.0 million, including the benefit realized from the restructuring charge attributable to the pending San Jose ground lease transaction, of approximately $6.0 million. Capital expenditures for 2006 are expected to be in a range of $55.0 to $60.0 million, comprised of approximately $20.0 million of ongoing capital expenditures and $35.0 to $40.0 million of expansion capital expenditures for the build out of the Silicon Valley, Chicago and Los Angeles expansions. Free cash flow is expected to be greater than $40.0 million.
    The Company will discuss its results and guidance on its quarterly conference call on Tuesday, October 25, 2005, at 4:30 p.m. ET (1:30 p.m. PT). To hear the conference call, please dial 1-773-799-3263 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Tuesday, October 25, 2005 at 6:30 p.m. (ET) by dialing 203-369-3605. In addition, the Webcast will be available for replay on the Company's Web site at www.equinix.com. No password is required for either method of replay. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations -- GAAP Presentation. This reconciliation is also available at www.equinix.com under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring and operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; a failure to complete our contemplated financing arrangements; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports and registration statement on Form S-3 filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss), non-GAAP net income (loss), and free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion and restructuring charges (there were no such charges or losses in 2005). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liability, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2004 results, Equinix excludes restructuring charges and the non-cash portion of the loss on debt extinguishment and conversion. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such restructuring charges and write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation (with respect to 2006), net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and nine months ended September 30, 2005 and 2004, presented within this press release.


                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)
                             (unaudited)




                           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
                        2005     2005      2004      2005      2004
                      --------- -------- --------- --------- ---------

Recurring revenues     $54,291  $49,431   $40,057  $149,623  $111,811
Non-recurring
 revenues                3,805    3,048     2,382     9,636     6,871
                      --------- -------- --------- --------- ---------
      Revenues          58,096   52,479    42,439   159,259   118,682

Cost of revenues        40,955   38,811    34,310   116,639   102,245
                      --------- -------- --------- --------- ---------
           Gross
            profit      17,141   13,668     8,129    42,620    16,437
                      --------- -------- --------- --------- ---------

Operating expenses:
      Sales and
       marketing         4,829    5,145     4,433    14,793    13,498
      General and
       administrative   12,078   11,027     8,294    33,594    24,544
                      --------- -------- --------- --------- ---------
           Total
            operating
            expenses    16,907   16,172    12,727    48,387    38,042
                      --------- -------- --------- --------- ---------

Income (loss) from
 operations                234   (2,504)   (4,598)   (5,767)  (21,605)
                      --------- -------- --------- --------- ---------

Interest and other
 income (expense):
      Interest income    1,075      902       335     2,644       819
      Interest
       expense and
       other            (1,928)  (1,945)   (2,352)   (6,332)   (8,765)
      Loss on debt
       extinguishment
       and conversion        -        -         -         -   (16,211)
                      --------- -------- --------- --------- ---------
           Total
            interest
            and
            other,
            net           (853)  (1,043)   (2,017)   (3,688)  (24,157)
                      --------- -------- --------- --------- ---------

Net loss before
 income taxes             (619)  (3,547)   (6,615)   (9,455)  (45,762)

      Income taxes        (164)     116         -      (553)     (200)

                      --------- -------- --------- --------- ---------
Net loss                 $(783) $(3,431)  $(6,615) $(10,008) $(45,962)
                      ========= ======== ========= ========= =========

Non-GAAP net income
 (loss) (1)               $575    $(942)  $(6,456)  $(3,717) $(28,732)
                      ========= ======== ========= ========= =========

Basic and diluted net
 loss per share         $(0.03)  $(0.14)   $(0.36)   $(0.43)   $(2.65)
                      ========= ======== ========= ========= =========

Shares used in
 computing basic and
 diluted net loss
 per share              24,076   23,727    18,386    23,335    17,370
                      ========= ======== ========= ========= =========


---------------------

   (1)Non-GAAP net income (loss) excludes the $16,211,000 loss on debt extinguishment and conversion during the nine months ended September 30, 2004 and stock-based compensation expense for all periods presented as follows:

      Net loss           $(783) $(3,431)  $(6,615) $(10,008) $(45,962)
      Stock-based
       compensation      1,358    2,489       159     6,291     1,019
      Loss on debt
       extinguishment
       and conversion        -        -         -         -    16,211
                      --------- -------- --------- --------- ---------
           Non-GAAP
            net
            income
            (loss)        $575    $(942)  $(6,456)  $(3,717) $(28,732)
                      ========= ======== ========= ========= =========


                            EQUINIX, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -
                        NON-GAAP PRESENTATION
                            (in thousands)
                             (unaudited)




                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     Sept. 30,  June 30, Sept. 30, Sept. 30, Sept. 30,
                       2005      2005      2004      2005      2004
                     ---------- -------- --------- --------- ---------

Recurring revenues     $54,291  $49,431   $40,057  $149,623  $111,811
Non-recurring
 revenues                3,805    3,048     2,382     9,636     6,871
                     ---------- -------- --------- --------- ---------
   Revenues (1)         58,096   52,479    42,439   159,259   118,682

Cash cost of
 revenues (2)           25,119   23,317    20,659    70,365    61,510
                     ---------- -------- --------- --------- ---------
         Cash gross
          profit (3)    32,977   29,162    21,780    88,894    57,172
                     ---------- -------- --------- --------- ---------

Cash operating
 expenses (4):
   Cash sales and
    marketing
    expenses(5)          4,566    4,676     3,958    13,599    12,029
   Cash general and
    administrative
    expenses (6)        10,492    8,431     7,756    26,984    21,892
                     ---------- -------- --------- --------- ---------
         Total
          cash
          operating
          expenses(7)   15,058   13,107    11,714    40,583    33,921
                     ---------- -------- --------- --------- ---------

EBITDA (8)              17,919   16,055    10,066    48,311    23,251
                     ---------- -------- --------- --------- ---------

Cash interest and
 other income
 (expense) (9):
   Interest income       1,075      902       335     2,644       819
   Cash interest
    expense and
    other (10)          (1,650)  (1,677)     (657)   (4,881)   (2,719)
   Cash loss on debt
    extinguishment
    and conversion(11)       -        -         -         -    (2,505)
   Income taxes           (164)     116         -      (553)     (200)
                     ---------- -------- --------- --------- ---------
        Total cash
         interest
         and other,
         net              (739)    (659)     (322)   (2,790)   (4,605)
                     ---------- -------- --------- --------- ---------

Cash net income (12)   $17,180  $15,396    $9,744   $45,521   $18,646
                     ========== ======== ========= ========= =========

Cash gross margins(13)      57%      56%       51%       56%       48%
                     ========== ======== ========= ========= =========

EBITDA flow-through
 rate(14)                   33%      45%       84%       57%       71%
                     ========== ======== ========= ========= =========



--------------------

(1) The geographic split of our revenues is presented below:

   U.S. revenues       $50,527  $45,384   $36,779  $137,927  $102,893
   Asia-Pacific
    revenues             7,569    7,095     5,660    21,332    15,789
                     ---------- -------- --------- --------- ---------
    Revenues           $58,096  $52,479   $42,439  $159,259  $118,682
                     ========== ======== ========= ========= =========

   Revenues on a services basis is presented below:

   Colocation          $40,138  $36,105   $29,161  $109,479   $81,172
   Interconnection      10,527    9,845     8,193    29,696    22,513
   Managed
    infrastructure       3,626    3,481     2,703    10,448     8,126
                     ---------- -------- --------- --------- ---------
    Recurring
     revenues           54,291   49,431    40,057   149,623   111,811
   Non-recurring
    revenues             3,805    3,048     2,382     9,636     6,871
                     ---------- -------- --------- --------- ---------
    Revenues           $58,096  $52,479   $42,439  $159,259  $118,682
                     ========== ======== ========= ========= =========

   New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

   Same IBX centers    $54,776  $51,282   $40,758  $154,515  $114,491
   New IBX centers       3,320    1,197     1,681     4,744     4,191
                     ---------- -------- --------- --------- ---------
    Revenues           $58,096  $52,479   $42,439  $159,259  $118,682
                     ========== ======== ========= ========= =========

(2)We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

   Cost of revenues    $40,955  $38,811   $34,310  $116,639  $102,245
   Depreciation,
    amortization and
    accretion
    expense            (15,836) (15,494)  (13,638)  (46,274)  (40,700)
   Stock-based
    compensation
    expense                  -        -       (13)        -       (35)
                     ---------- -------- --------- --------- ---------
    Cash cost of
     revenues          $25,119  $23,317   $20,659   $70,365   $61,510
                     ========== ======== ========= ========= =========

   The geographic split of our cash cost of revenues is presented below:

   U.S. cash cost of
    revenues           $20,933  $19,339   $17,185   $58,333   $50,740
   Asia-Pacific cash
    cost of revenues     4,186    3,978     3,474    12,032    10,770
                     ---------- -------- --------- --------- ---------
    Cash cost of
     revenues          $25,119  $23,317   $20,659   $70,365   $61,510
                     ========== ======== ========= ========= =========

   New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

   Same IBX centers-
    cash cost of
    revenues           $23,292  $21,390   $18,747   $65,773   $55,944
   Same IBX centers-
    depreciation,
    amortization and
    accretion
    expense             14,031   14,183    13,356    42,410    39,943
   Same IBX centers-
    stock-based
    compensation
    expense                  -        -        13         -        35
                     ---------- -------- --------- --------- ---------
    Same IBX centers
     cost of
     revenues           37,323   35,573    32,116   108,183    95,922
                     ---------- -------- --------- --------- ---------

   New IBX centers-
    cash cost of
    revenues             1,827    1,927     1,912     4,592     5,566
   New IBX centers-
    depreciation,
    amortization and
    accretion
    expense              1,805    1,311       282     3,864       757
   New IBX centers-
    stock-based
    compensation
    expense                  -        -         -         -         -
                     ---------- -------- --------- --------- ---------
    New IBX centers
     cost of
     revenues            3,632    3,238     2,194     8,456     6,323
                     ---------- -------- --------- --------- ---------

          Cost of
           revenues    $40,955  $38,811   $34,310  $116,639  $102,245
                     ========== ======== ========= ========= =========



(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses           $4,829   $5,145    $4,433   $14,793   $13,498
    Depreciation and
     amortization
     expense               (15)     (15)     (469)      (45)   (1,418)
    Stock-based
     compensation
     expense              (248)    (454)       (6)   (1,149)      (51)
                     ---------- -------- --------- --------- ---------
     Cash sales and
      marketing
      expenses          $4,566   $4,676    $3,958   $13,599   $12,029
                     ========== ======== ========= ========= =========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses          $12,078  $11,027    $8,294   $33,594   $24,544
    Depreciation and
     amortization
     expense              (476)    (561)     (398)   (1,468)   (1,719)
    Stock-based
     compensation
     expense            (1,110)  (2,035)     (140)   (5,142)     (933)
                     ---------- -------- --------- --------- ---------
     Cash general
      and
      administrative
      expenses         $10,492   $8,431    $7,756   $26,984   $21,892
                     ========== ======== ========= ========= =========

(7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses           $4,566   $4,676    $3,958   $13,599   $12,029
    Cash general and
     administrative
     expenses           10,492    8,431     7,756    26,984    21,892
                     ---------- -------- --------- --------- ---------
                       $15,058  $13,107   $11,714   $40,583   $33,921
                     ========== ======== ========= ========= =========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A     $12,338  $10,486    $9,500   $32,732   $27,031
    Asia-Pacific
     cash SG&A           2,720    2,621     2,214     7,851     6,890
                     ---------- -------- --------- --------- ---------
     Cash SG&A         $15,058  $13,107   $11,714   $40,583   $33,921
                     ========== ======== ========= ========= =========

(8) We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss)
     from operations      $234  $(2,504)  $(4,598)  $(5,767) $(21,605)
    Depreciation,
     amortization
     and accretion
     expense            16,327   16,070    14,505    47,787    43,837
    Stock-based
     compensation
     expense             1,358    2,489       159     6,291     1,019
    Restructuring
     charges                 -        -         -         -         -
                     ---------- -------- --------- --------- ---------
     EBITDA            $17,919  $16,055   $10,066   $48,311   $23,251
                     ========== ======== ========= ========= =========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations           $541  $(1,871)  $(3,028)  $(3,944) $(15,230)
    U.S.
     depreciation,
     amortization
     and accretion
     expense            15,357   14,941    12,963    44,515    39,333
    U.S. stock-based
     compensation
     expense             1,358    2,489       159     6,291     1,019
    U.S.
     restructuring
     charges                 -        -         -         -         -
                     ---------- -------- --------- --------- ---------
     U.S. EBITDA        17,256   15,559    10,094    46,862    25,122
                     ---------- -------- --------- --------- ---------

    Asia-Pacific
     loss from
     operations           (307)    (633)   (1,570)   (1,823)   (6,375)
    Asia-Pacific
     depreciation,
     amortization
     and accretion
     expense               970    1,129     1,542     3,272     4,504
    Asia-Pacific
     stock-based
     compensation
     expense                 -        -         -         -         -
    Asia-Pacific
     restructuring
     charges                 -        -         -         -         -
                     ---------- -------- --------- --------- ---------
     Asia-Pacific
      EBITDA               663      496       (28)    1,449    (1,871)
                     ---------- -------- --------- --------- ---------

          EBITDA       $17,919  $16,055   $10,066   $48,311   $23,251
                     ========== ======== ========= ========= =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-
     income (loss)
     from operations    $1,008    $(232)  $(4,062)  $(1,179) $(19,392)
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense            14,522   14,759    14,223    43,923    43,080
    Same IBX
     centers-stock-
     based
     compensation
     expense             1,358    2,489       159     6,291     1,019
    Same IBX
     centers-
     restructuring
     charges                 -        -         -         -         -
                     ---------- -------- --------- --------- ---------
     Same IBX center
      EBITDA            16,888   17,016    10,320    49,035    24,707
                     ---------- -------- --------- --------- ---------

    New IBX centers-
     loss from
     operations           (774)  (2,272)     (536)   (4,588)   (2,213)
    New IBX centers-
     depreciation,
     amortization
     and accretion
     expense             1,805    1,311       282     3,864       757
    New IBX centers-
     stock-based
     compensation
     expense                 -        -         -         -         -
    New IBX centers-
     restructuring
     charges                 -        -         -         -         -
                     ---------- -------- --------- --------- ---------
     New IBX center
      EBITDA             1,031     (961)     (254)     (724)   (1,456)
                     ---------- -------- --------- --------- ---------

     EBITDA            $17,919  $16,055   $10,066   $48,311   $23,251
                     ========== ======== ========= ========= =========

(9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(10)Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

    Interest expense
     and other         $(1,928) $(1,945)  $(2,352)  $(6,332)  $(8,765)
    Amortization of
     debt discounts
     and debt
     issuance costs        206      198       437       602     2,251
    Non-cash
     interest on
     convertible
     secured notes          72       70     1,258       849     3,795
                     ---------- -------- --------- --------- ---------
     Non-cash
      interest
      expense              278      268     1,695     1,451     6,046

                     ---------- -------- --------- --------- ---------
      Cash interest
       expense and
       other           $(1,650) $(1,677)    $(657)  $(4,881)  $(2,719)
                     ========== ======== ========= ========= =========

(11)Loss on debt
     extinguishment
     and conversion         $-       $-        $-        $-  $(16,211)

    Non-cash write-
     off of debt
     issuance costs
     and discounts           -        -         -         -    13,706
                     ---------- -------- --------- --------- ---------
     Non-cash loss
      on debt
      extinguishment
      and conversion         -        -         -         -    13,706

                     ---------- -------- --------- --------- ---------
     Cash loss on
      debt
      extinguishment
      and conversion        $-       $-        $-        $-   $(2,505)
                     ========== ======== ========= ========= =========

(12)We define cash net income as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

    Net income
     (loss)              $(783) $(3,431)  $(6,615) $(10,008) $(45,962)
    Depreciation,
     amortization
     and accretion
     expense            16,327   16,070    14,505    47,787    43,837
    Stock-based
     compensation
     expense             1,358    2,489       159     6,291     1,019
    Restructuring
     charges                 -        -         -         -         -
    Non-cash
     interest
     expense
     (defined above)       278      268     1,695     1,451     6,046
    Non-cash loss on
     debt
     extinguishment
     and conversion
     (defined above)         -        -         -         -    13,706
                     ---------- -------- --------- --------- ---------
     Cash net income   $17,180  $15,396    $9,744   $45,521   $18,646
                     ========== ======== ========= ========= =========

(13)We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins                59%      57%       53%       58%       51%
                     ========== ======== ========= ========= =========

    Asia-Pacific
     cash gross
     margins                45%      44%       39%       44%       32%
                     ========== ======== ========= ========= =========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins          57%      58%       54%       57%       51%
                     ========== ======== ========= ========= =========

(14)We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA - current
     period            $17,919  $16,055   $10,066   $48,311   $23,251
    Less EBITDA -
     prior period      (16,055) (14,337)   (7,528)  (29,957)   (4,772)
                     ---------- -------- --------- --------- ---------
     EBITDA growth      $1,864   $1,718    $2,538   $18,354   $18,479
                     ========== ======== ========= ========= =========

    Revenues -
     current period    $58,096  $52,479   $42,439  $159,259  $118,682
    Less revenues -
     prior period      (52,479) (48,684)  (39,423) (126,851)  (92,507)
                     ---------- -------- --------- --------- ---------
     Revenue growth     $5,617   $3,795    $3,016   $32,408   $26,175
                     ========== ======== ========= ========= =========

    EBITDA
     flow-through
     rate                   33%      45%       84%       57%       71%
                     ========== ======== ========= ========= =========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our EBITDA flow-through rates for same IBX centers is presented below:

    Same IBX
     EBITDA -
     current period    $16,888  $17,016   $10,320   $49,035   $24,707
    Less same IBX
     EBITDA -
     prior period      (17,016) (15,131)   (7,953)  (31,095)   (4,996)
                     ---------- -------- --------- --------- ---------
     Same IBX
      EBITDA growth      $(128)  $1,885    $2,367   $17,940   $19,711
                     ========== ======== ========= ========= =========

    Same IBX
     revenues -
     current period    $54,776  $51,282   $40,758  $154,515  $114,491
    Less same IBX
     revenues -
     prior period      (51,282) (48,457)  (37,996) (121,919)  (92,134)
                     ---------- -------- --------- --------- ---------
     Same IBX
      revenue growth    $3,494   $2,825    $2,762   $32,596   $22,357
                     ========== ======== ========= ========= =========

    Same IBX
     EBITDA
     flow-through
     rate                  (4%)      67%       86%       55%       88%
                     ========== ======== ========= ========= =========




                            EQUINIX, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)




                    Assets                 September 30, December 31,
                                               2005          2004
                                           ------------- -------------

Cash, cash equivalents and investments         $108,290      $108,092
Accounts receivable, net                         16,199        11,919
Property and equipment, net                     371,005       343,361
Goodwill and other intangible assets, net        21,534        22,253
Debt issuance costs, net                          2,621         3,164
Prepaid expenses                                  5,694         3,603
Deposits                                          5,480         6,062
Other assets                                      2,557         3,344
                                           ------------- -------------
          Total assets                         $533,380      $501,798
                                           ============= =============

            Liabilities and Stockholders'
                        Equity

Accounts payable and accrued expenses           $22,567       $19,822
Accrued restructuring charges                    13,963        14,750
Accrued property and equipment                    5,157         2,912
Capital lease obligation                         34,715        35,204
Other debt facility                              14,988             -
Convertible secured notes                         1,962        35,824
Convertible subordinated debentures              86,250        86,250
Deferred installation revenue                     8,100         3,745
Customer deposits                                 1,686         3,360
Deferred rent                                    24,518        22,915
Other liabilities                                 4,398         3,310
                                           ------------- -------------
          Total liabilities                     218,304       228,092
                                           ------------- -------------

Preferred stock                                       2             2
Common stock                                         24            19
Additional paid-in capital                      836,108       776,123
Deferred stock-based compensation                (7,458)         (260)
Accumulated other comprehensive income              843         2,257
Accumulated deficit                            (514,443)     (504,435)
                                           ------------- -------------
          Total stockholders' equity            315,076       273,706
                                           ------------- -------------

          Total liabilities and
           stockholders' equity                $533,380      $501,798
                                           ============= =============


--------------------------------------------------------

Ending headcount by geographic region is as follows:

        U.S. headcount                              364           315
        Asia-pacific headcount                      166           153
                                           ------------- -------------
          Total headcount                           530           468
                                           ============= =============





                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)
                             (unaudited)




                           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
                        2005      2005     2004      2005      2004
                      --------- --------- -------- --------- ---------

Cash flows from
 operating
 activities:
   Net loss              $(783)  $(3,431) $(6,615) $(10,008) $(45,962)
   Adjustments to
    reconcile net
    loss to
    net cash provided
    by operating
    activities:
      Depreciation,
       amortization
       and accretion    16,327    16,070   14,505    47,787    43,837
      Amortization of
       stock-based
       compensation      1,358     2,489      159     6,291     1,019
      Non-cash
       interest
       expense             278       268    1,695     1,451     6,046
      Loss on debt
       extinguishment
       and conversion        -         -        -         -    16,211
      Other
       reconciling
       items               100       542    1,040     1,150     3,959
      Changes in operating
       assets and liabilities:
       Accounts
        receivable         (75)   (1,484)    (223)   (3,823)   (2,591)
       Accounts
        payable and
        accrued
        expenses         1,189     2,863    1,890     4,141     2,903
       Accrued
        restructuring
        charges           (480)     (486)    (295)   (1,448)     (761)
       Accrued
        interest
        payable           (539)      539     (563)     (539)      (60)
       Other assets
        and
        liabilities     (1,881)      779     (680)    4,034     1,685
                      --------- --------- -------- --------- ---------
          Net cash
           provided
           by
           operating
           activities   15,494    18,149   10,913    49,036    26,286
                      --------- --------- -------- --------- ---------
Cash flows from
 investing
 activities:
   Purchase of Los
    Angeles IBX
    property           (34,727)        -        -   (34,727)        -
   Purchases of other
    property and
    equipment           (7,079)   (9,890)  (7,621)  (22,492)  (16,783)
   Accrued property
    and equipment         (267)    3,155    2,083     2,245       551
                      --------- --------- -------- --------- ---------
          Net cash
           used in
           investing
           activities  (42,073)   (6,735)  (5,538)  (54,974)  (16,232)
                      --------- --------- -------- --------- ---------
Cash flows from
 financing
 activities:
   Proceeds from
    warrants, stock
    options and
    employee stock
    purchase plans       3,585     3,285    1,041    11,217     3,631
   Proceeds from
    convertible
    subordinated
    debentures               -         -        -         -    86,250
   Repayment of
    capital lease
    obligations           (167)     (163)       -      (489)     (201)
   Repayment of other
    debt facilities        (34)     (627)       -    (3,724)   (3,326)
   Repayment of
    credit facility          -         -        -         -   (34,281)
   Repayment of
    senior notes             -         -        -         -   (30,475)
   Debt issuance and
    extinguishment
    costs                 (342)        -      (20)     (342)   (5,747)
                      --------- --------- -------- --------- ---------
          Net cash
           provided
           by
           financing
           activities    3,042     2,495    1,021     6,662    15,851
                      --------- --------- -------- --------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents         (202)      (16)      18      (526)      (63)
                      --------- --------- -------- --------- ---------
Net increase in cash,
 cash equivalents and
 investments           (23,739)   13,893    6,414       198    25,842
Cash, cash
 equivalents and
 investments at
 beginning of period   132,029   118,136   92,399   108,092    72,971
                      --------- --------- -------- --------- ---------
Cash, cash
 equivalents and
 investments at end
 of period            $108,290  $132,029  $98,813  $108,290   $98,813
                      ========= ========= ======== ========= =========


Free cash flow (2)    $(26,579)  $11,414   $5,375   $(5,938)  $10,054
                      ========= ========= ======== ========= =========

Adjusted free cash
 flow (3)               $8,148   $11,414   $5,375   $28,789   $10,054
                      ========= ========= ======== ========= =========

---------------------

(1)The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)We define free cash flow as net cash provided by operating activities plus net cash used in investing activities
   (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash provided
    by operating
    activities as
    presented above    $15,494   $18,149  $10,913   $49,036   $26,286
   Net cash used in
    investing
    activities as
    presented above    (42,073)   (6,735)  (5,538)  (54,974)  (16,232)
                      --------- --------- -------- --------- ---------
      Free cash flow  $(26,579)  $11,414   $5,375   $(5,938)  $10,054
                      ========= ========= ======== ========= =========

(3)We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

   Free cash flow (as
    defined above)    $(26,579)  $11,414   $5,375   $(5,938)  $10,054
   Less purchase of
    Los Angeles IBX
    property            34,727         -        -    34,727         -
                      --------- --------- -------- --------- ---------
      Adjusted free
       cash flow        $8,148   $11,414   $5,375   $28,789   $10,054
                      ========= ========= ======== ========= =========


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             Dave Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com